CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

DEALMAKER ORDER FORM

Regulation A Offerings (each, an "Offering")

Customer:. Boxabl Inc	Contact: Galiano Tiramani
Address: 6120 N Hollywood Blvd Suite 104 Las Vegas, NV, 89115	Phone: [XXXXXXXXX]
Commencement Date (optional):	E-Mail: [XXXXXXXXX]

This Order Form sets forth the terms of service by which a number of separate DealMaker affiliates are engaged to provide services to Customer (collectively, the "**Services**"). By its signature below in each applicable section, Customer hereby agrees to the terms of service of each company referenced in such section. Unless otherwise specified above, the Services shall commence on the date hereof.

By preceding with its order, Customer agrees to be bound contractually with each respective company. The Applicable Terms of Service include and contain, among other things, warranty disclaimers, liability limitations and use limitations.

In particular, Customer understands and agrees that it is carrying out a self-hosted capital raise and bears primary responsibility for the success of its own raise. No DealMaker entity is ever responsible for the success of Customer's campaign and no guarantees or representations are ever in place with respect to (i) capital raised (ii) investor solicitation or (iii) completion of investor transactions with Customers. Customer agrees and acknowledges that online capital formation is uncertain, and that nothing in this agreement prevents Customer from pursuing concurrent or sequential alternative forms of capital formation. Customer should use its discretion in choosing to engage the vendors described in this Agreement and agrees that such entities bear no responsibility to Customer with respect to raising capital.

There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by one of the companies referenced herein and Customer in writing.

A summary of Services purchased is described on Schedule A attached. The applicable Terms of Service are described on the Schedules thereafter, and are incorporated herein.

Services NEVER include providing any investment advice nor any investment recommendations to any investor.

Schedule "A"
Summary of Fees

A. Regulation A Offering Fees

- **2% Cash Fees** From All Proceeds:
  - Customer may elect to offset all or a portion of these fees by levying an administrative fee to investors.
  - Cash fees are inclusive of all electronic signature fees and AML search fees. Cash Fees do not include payment processing fees, which are payable directly to Stripe, and do not include processing investor refunds for Customers, which are chargeable at $50.00 per refund

- **Corporate Filing Fees as incurred (payable to FINRA)**

Fair Compensation

To ensure adherence to fair compensation guidelines, DealMaker Securities will ensure that, in any scenario, the aggregate fees payable to DealMaker Securities and its affiliates in respect of Services related to the Offering shall never exceed $1,500,000

If the Offering is fully subscribed, the maximum amount of underwriting compensation payable to DealMaker Securities and affiliates will be $1,500,000

Schedule "B"
DealMaker Securities Services

Pre-Offering Analysis

- Reviewing Customer, its affiliates, executives and other parties as described in Rule 262 of Regulation A, and consulting with Customer regarding same.

Pre-Offering Consulting for Self-Directed Electronic Roadshow

- Consulting with Customer on best business practices regarding raise in light of current market conditions and prior self-directed capital raises
- Consulting with Customer on question customization for investor questionnaire, selection of webhosting services, and template for campaign page
- Advising Customer on compliance of marketing material and other communications with the public with applicable legal standards and requirements
- Providing advice to Customer on content of Form 1A and Revisions
- Provide extensive, review, training, and advice to Customer and Customer personnel on how to configure and use electronic platform powered by DealMaker.tech
- Assisting in the preparation of SEC and FINRA filings
- Working with the Client's SEC counsel in providing information to the extent necessary

Advisory, Compliance and Consulting Services During the Offering

- Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing Customer with information on an investor in order for Customer to determine whether to accept such investor into the Offering;
- If necessary, discussions with the Customer regarding additional information or clarification on an Customer-invited investor;
- Coordinating with third party agents and vendors in connection with performance of services;
- Reviewing each investor's subscription agreement to confirm such investor's participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor's participation;
- Contacting and/or notifying the company, if needed, to gather additional information or clarification on an investor;
- Providing ongoing advice to Customer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
- Consulting with Customer regarding any material changes to the Form 1A which may require an amended filing; and
- Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described above. Customer hereby agrees to the terms set forth in the DealMaker Securities Terms linked here, with fees described on Schedule A hereto.

Galiano Tiramani

Customer Representative

Schedule "C"
DealMaker.tech Subscription Platform and Shareholder Engagement Online Portal

During the Offering, Subscription Processing and Payments Functionality

- Creation and maintenance of deal portal powered by DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions
- Full analytics suite to track all aspects of the offering and manage the conversion of prospective investors into actual investors.

Apart from the Offering, Shareholder Management via DealMaker Engage

- Shareholder management software to provide corporate updates, announce additional financings, and track engagement
- Document-sharing functionality to disseminate share certificates, tax documentation, and other files to investors
- Monthly fee is payable to DealMaker.tech while the client has engaged DealMaker Transfer Agent

Subscription Management and Shareholder Engagement Technology is provided by Novation Solutions Inc. O/A DealMaker. Customer hereby agrees to the terms set forth in the DealMaker Terms of Service linked [here] with fees described on Schedules A and B hereto.

Galiano Tiramani

____
Customer Representative

Schedule "D"
Addendum

The Terms of any and all agreements entered into by the Parties with respect to the subject matter described herein are hereby modified as follows:

- The Offering will include selling shareholders, to be appropriately disclosed in the Form 1-A

- Contingent on appropriate disclosure in the Form 1-A, and pursuant to a Commission Sharing Agreement between DealMaker Securities LLC and StartEngine Primary LLC, the Reg A offering shall include StartEngine Primary LLC as a secondary Broker-Dealer.

- Customer will leverage the subscription platform's updated user experience, including mobileoptimized design and integrated payments in substantially the form presented to Customer on March 13, 2023. For greater certainty, there shall be no additional questions added to the checkout flow without Customer's approval.

- If Customer decides to directly accept investor payments tendered via check, Customer shall acknowledge the risks and liabilities associated therewith including a waiver of responsibility for DealMaker.

- Investors who elect to tender funds via Secure Bank-to-Bank Payments will be given the ability to complete payment without login to their online banking.

- Customer shall retain ownership of any creative assets prepared by Company, including imagery for advertising and email content and pixel data.

- All Facebook and Google advertising will be done through Customer's owned advertising account.

- All indemnification obligations in favor of DealMaker are hereby modified so as to apply only in the absence of acts or omissions constituting gross negligence, bad faith or willful misconduct on the part of DealMaker.

- Termination of services may be initiated by Customer at any time, on the following terms:
  - DealMaker.tech 30 days notice
  - DealMaker Securities with such time as required to re-file and assign the Offering

- DealMaker shall use commercially reasonable efforts to ensure Customer has access to books and records with respect to investor data and subscriptions as needed.

- DealMaker's right to publicize Customer's name, logo and/or Offering details shall be subject to Customer's discretion, not to be unreasonably withheld.